UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 13, 2010

SouthWest Water Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017-3782
(Address of principal executive offices) (Zip Code)

(213) 929-1800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

                On September 13, 2010, SouthWest Water Company (the “Company”) announced the completion of the merger of SW Merger Sub Corp. (“Merger Sub”), a Delaware corporation, with and into the Company (the “Merger”), pursuant to an Agreement and Plan of Merger dated as of March 2, 2010 (the “Merger Agreement”), among the Company, SW Merger Acquisition Corp. (“Parent”) and Merger Sub.  As a result of the Merger, all of the issued and outstanding capital stock of the Company is currently owned by Parent, which in turn is owned by institutional investors advised by J.P. Morgan Asset Management and Water Asset Management, L.L.C.

Item 8.01 Other Events

                A copy of the press release issued by the Company on September 13, 2010, announcing the completion of the Merger is furnished and attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY (Registrant)

		By:	/s/ William K. Dix
			Name:	William K. Dix
			Title:	Vice President, General Counsel and Corporate Secretary
Date:	September 13, 2010

DAL:1004276/00001:1956542v3